Exhibit 10.7

CHINA AND SOUTH KOREA IP PURCHASE AGREEMENT

This CHINA AND SOUTH KOREA IP PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 12th day of June, 2017 (“Effective Date”), by and between Dermavant Sciences GmbH, a Switzerland limited liability company with an address of c/o Vischer AG, Aeschenvorstadt 4, CH-4010 Basel, Switzerland (“Seller”), and Roivant Sciences GmbH, a Switzerland limited liability company with an address of c/o Vischer AG, Aeschenvorstadt 4, CH-4010 Basel, Switzerland (“Buyer”). Each of the Seller and the Buyer are referred to in this Agreement as a “party” and together as the “parties”.

WHEREAS, the Buyer is an affiliate of the Seller, and both the Buyer and the Seller are wholly-owned, indirect subsidiaries of Roivant Sciences Ltd.;

WHEREAS, the Seller is the owner of all right, title, claim and interest in the Assigned Assets (defined below);

WHEREAS, as part of an internal reorganization, Seller as the owner of Assigned Assets, desires to sell, assign, transfer, convey, grant and deliver to Buyer, all of Seller’s right, title, claim and interest in and to and Buyer desires and is willing to accept from Seller, the Assigned Assets (defined below) “as-is”; and

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereby represent, covenant and agree as follows:

1. Sale of Assigned Assets. Seller hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, “as-is”, “where-is” and with all faults, effective as of the Effective Date, to have and to hold forever, all of Seller’s right, title, claim and interest, that exists today or may exist in the future, in and to (i) any and all intellectual property rights, whether existing as of the Effective Date or hereafter, solely in the countries of China, including Hong Kong, Macau, Taiwan and all other territories of China (collectively, “China”) and the Republic of Korea and all territories thereof (“South Korea”), including, but not limited to, inventions (whether patentable or not), patents, patent applications, trademarks, trade names, service names, domain names, trade dress, copyrights, works of authorship, trade secrets, know-how, data, intellectual property license agreements and any other proprietary information (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing), including those set forth in Schedule I, and further including any moral rights and/or goodwill and activities associated with any of the foregoing solely in China and South Korea; and (ii) all of the properties, assets, and agreements identified on Schedule I hereto solely as it relates to any rights or obligations in China and South Korea (collectively (i) and (ii), the “Assigned Assets”).

a. The Assigned Assets shall be held and enjoyed by Buyer, its successors and assigns from and after the date of such assignment as fully and entirely as the same would have been held and enjoyed by Seller had such assignment not been made.

2. As of the Effective Date, the Buyer hereby receives and accepts the assignment, transfer and conveyance of the rights and properties hereby assigned, transferred and conveyed to it herein from Seller.

3. Assignment of Agreements and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign, or an assignment of, any Assigned Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof would constitute a breach or other contravention thereof or in any way adversely affect the rights of Seller or Buyer thereunder. Seller and Buyer will use their best efforts to obtain the consent of the other parties to any such Assigned Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer. Until the time any such consent is received, Seller shall be deemed to have assigned to Buyer hereby the economic benefit of Seller from and after the date hereof under any such Assigned Asset and shall hold any such Assigned Asset in trust for Buyer, and Buyer shall have been deemed to have assumed the obligations of Seller from and after the Effective Date under any such Assigned Asset. If any such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer would not in fact receive all such rights, the parties will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or subleasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller’s obligations, any and all rights of Seller against a third party thereto. Seller will promptly pay to Buyer all monies received by Seller pursuant to any Assigned Asset or any claim or right or any benefit arising thereunder from and after the Effective Date.

4. Purchase Price: The purchase price for the Assigned Assets shall be the fair market value agreed to be Five Hundred Thousand U.S. Dollars ($500,000.00 USD) plus applicable Swiss VAT of 8%. The Parties shall be entitled to amend this agreement in order to determine another purchase price representing such fair market value, e.g. on advice by Cabrillo Advisors. For the avoidance of doubt, as of the Effective Date the Buyer hereby undertakes, assumes and promises to pay and to perform, satisfy and discharge any future liabilities, duties, responsibilities and obligations of Seller arising out of the Assigned Assets.

5. Power of Attorney. Without limiting the above, Seller does hereby constitute and appoint Buyer, its successors and assigns, as Seller’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for it and in its name, place and stead, but on behalf of and for the benefit of Buyer, its successors and assigns:

a. to demand and receive from time to time any and all Assigned Assets conveyed, transferred and assigned to Buyer pursuant to this Agreement, and to give receipts and releases for and in respect of the same and any part thereof;

b. from time to time to institute and prosecute in its name or otherwise, but at the direction and expense and for the benefit of Buyer and its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors or assigns may deem proper in order to collect, assert or enforce any claim, right or title of any kind in and to the Assigned Assets transferred and assigned to Buyer pursuant to this Agreement, and to defend and compromise any and all actions, suits and proceedings in respect of any of said property, assets and business and to do any and all such acts and things in relation thereto as Buyer, its successors or assigns shall deem advisable; and

c. to do all other things legally permissible or reasonably deemed by Buyer to be required to recover the assets conveyed by Seller, hereby declaring that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable by Seller in any manner or for any reason.

6. Representations and Warranties. Each of Seller and Buyer, as applicable, represents on behalf of itself to the other as follows:

a. each party (i) is a limited liability company, with restricted liability, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and (ii) is qualified to do business and is in good standing as a foreign corporation or organization in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such qualification would prevent such party from performing its obligations under this Agreement;

b. each party has the requisite power and authority and has taken all action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

c. this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity;

d. the execution, delivery and performance of this Agreement by each party does not: (i) violate any law, regulation, order, writ, decree, determination or award of any court, governmental or administrative or other agency having jurisdiction over such party, or (ii) conflict with, or constitute a default under, any agreement, instrument or understanding, or court or administrative order, oral or written, to which such party is a party or by which such party is bound; and

e. The Seller represents and warrants to the Buyer that to the knowledge of the Seller, the Seller is the legal and beneficial owner of, and has good and marketable title to all of the Assigned Assets, free and clear of all liens, claims, charges and encumbrances.

The representations and warranties set out in this Agreement, and all covenants of the parties set out in this Agreement will survive the Closing and, notwithstanding such Closing, will continue in full force and effect for the benefit of the Buyer or the Seller, as the case may be, in accordance with the terms thereof.

7. Further Assurances. Seller will, from time to time, execute and deliver, or cause to be executed and delivered, such additional instruments, notices, releases, certificates, powers of attorney, assurances, bills of sale, and other documents and do all such further acts, assignments, transfers and other things, as may reasonably be requested by Buyer in order to more completely assign and transfer the Assigned Assets, and for the effective confirmation, consummation and particularization of this Agreement, including but not limited to updating registrations in the respective jurisdictions.

8. Costs and Expenses. Each of the parties hereto shall pay its own expenses and costs incurred or to be incurred in negotiating, closing and executing the transactions contemplated by this Agreement. The Buyer shall be responsible for any applicable taxes payable, if any, as a result of the transfer of the Assigned Assets except for Swiss VAT that is payable by the Seller.

9. Severability. If any provision of this Agreement of the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

10. Entire Agreement. This Agreement constitutes the final agreement between the parties with respect to the subject matter contained herein, and is the complete and exclusive statement of the parties’ agreement on the matters contained herein. All prior and contemporaneous negotiations and agreements between the parties with respect to the matters contained herein are superseded by this Agreement.

11. Amendments and Waiver. No modification, waiver or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof unless otherwise expressly provided.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. This Agreement does not confer rights on any person other than the parties to this agreement and their successors and Buyers.

13. Governing Law. This Agreement and all matters relating thereto and arising therefrom shall be governed by, administered under and construed in accordance with the laws of Switzerland, without reference to provisions of conflicts of laws, and the courts of Basel/Switzerland shall have exclusive jurisdiction with respect thereto.

14. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signature, each of which shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument. The signatures of both parties need not appear on the same document. The delivery of signed counterparts by facsimile or email transmission that includes a copy of a sending party’s signature is as effective as signing and delivering the counterpart in person.

15. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties hereto, their successors in interest and assigns.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned as of the date set forth above.

The Seller: Dermavant Sciences GmbH
(Seller)

By:	/s/ Marianne Romeo Dinsmore
Name:	Marianne Romeo Dinsmore
Title:	Managing Director
Date:	12 June 2017
Place:	Bermuda

WITNESS 1:

By:	/s/ Melissa Butler
Name:	Melissa Butler

WITNESS 2:

By:	/s/ Christie Meacham
Name:	Christie Meacham

ATTESTATION

I, the undersigned Civil Law Notary in Basel, Switzerland, Dr. Matthias Staehelin, certify herewith that the signature attached heretofore is the genuine signature of Ms. Marianne Romeo Dinsmore, citzen of the United States of America, residing in Hamilton, Bermuda; acting for Dermavant Sciences GmbH, in Basel, Switzerland, as Managing Director, with single signature.

The authenticity of the signature was established by means of comparison.

BASEL, Switzerland, this 26th (twenty-sixth) day of June 2017 (two thousand and seventeen)

M. Staehelin, Nob

Leg.Prot.Nr. 1286/2017

The Buyer: Roivant Sciences GmbH

By:	/s/ Ruben Masar
Name:	Ruben Masar
Title:	Secretary
Date:
Place:	Basel, Switzerland

WITNESS 1:

By:	/s/ Silvia Plattner
Name:	Silvia Plattner

WITNESS 2:

By:	/s/ Sebastian Fluckiger
Name:	Sebastian Fluckiger

ATTESTATION

I, the undersigned Civil Law Notary in Basel, Switzerland, Dr. Matthias Staehelin, certify herewith that the signature attached heretofore is the genuine signature of Mr. Ruben Masar, citizen of Basel, Switzerland, residing in Basel, Switzerland; acting for Roivant Sciences GmbH, in Basel, Switzerland, as authorized signatory, with single signature.

The authenticity of the signature was established by means of comparison.

BASEL, Switzerland, this 26th (twenty-sixth) day of June 2017 (two thousand and seventeen)

M. Staehelin, Nob

Leg.Prot.Nr. 1287/2017

SCHEDULE I

ASSIGNED ASSETS

Patents:

The right to file one or more patent applications in China and South Korea that claim priority to any of the following:

Case Number	Country	Application Number	Filing Date	Patent Number	Issue Date	Status
143989.00900	US	62/347,006	06/07/2016			Pending
143989.00910	US	62/449,753	01/24/2017			Pending
143989.00920	US	62/488,495	04/21/2017			Pending

Agreements:

•

License, Development and Commercialization Agreement between Dermavant Sciences GmbH (as successor in interest to Dermavant Sciences Ltd., who is successor in interest to Roivant Sciences Ltd., who is successor in interest to Roivant Hepatology Ltd.) and Vertex Pharmaceuticals Incorporated dated December 30, 2014 solely as it relates to any rights or obligations in China and South Korea

•

License Agreement between Dermavant Sciences GmbH (as successor in interest to Dermavant Sciences Ltd., who is successor in interest to Roivant Sciences Ltd.) and Eisai Co., Ltd. dated November 19, 2015 solely as it relates to any rights or obligations in China and South Korea

•	License Agreement between Portola Pharmaceuticals, Inc. and Dermavant Sciences GmbH dated December 16, 2016 solely as it relates to any rights or obligations in China and South Korea